Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES PUBLIC OFFERING

OF $1,000,000,000 OF SENIOR NOTES

SPRING, Texas – August 16, 2021...Southwestern Energy Company (“Southwestern Energy”) (NYSE: SWN) today announced that it is commencing, subject to market conditions, a registered underwritten public offering (the “Offering”) of $1,000,000,000 aggregate principal amount of senior notes due 2030 (the “Notes”).

Southwestern Energy intends to use the net proceeds from the Offering to fund its previously announced tender offers and consent solicitation for, or redemption of, certain series of its outstanding senior notes, to repay borrowings under its Credit Agreement and the remainder, if any, to repay other indebtedness or for general corporate purposes.

BofA Securities, Citigroup and J.P. Morgan are acting as representatives of the underwriters and joint book-running managers for the Offering. The Offering is being made under an effective automatic shelf registration statement on Form S-3, as amended (Registration No. 333-238633), filed by Southwestern Energy with the Securities and Exchange Commission (“SEC”) and only by means of a prospectus supplement and accompanying base prospectus. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the preliminary prospectus supplement and the accompanying base prospectus included in the registration statement and other documents Southwestern Energy has filed with the SEC for more complete information about Southwestern Energy and the Offering. These documents are available at no charge by visiting EDGAR on the SEC website at http://www.sec.gov.

Alternatively, a copy of the base prospectus and the preliminary prospectus supplement may be obtained, when available, from:

BofA Securities

NC1-004-03-43

200 North College Street, 3rd floor

Charlotte, NC 28255-0001

Attention: Prospectus Department

Telephone: 1-800-294-1322

Email: dg.prospectus_requests@bofa.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 800-831-9146

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 1-866-803-9204

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities or any securities subject to the tender offers and consent solicitation, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This news release shall not constitute a notice of redemption for any outstanding senior notes or any securities.

About Southwestern Energy

Southwestern Energy Company is a leading U.S. producer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution.

Investor Contacts

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Bernadette Butler

Investor Relations Advisor

(832) 796-6079

bernadette_butler@swn.com

Forward-Looking Statements

Certain statements and information in this news release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. Forward-looking statements relate to future events, including, but not limited to, the proposed Offering and the use of proceeds of the Offering, including the tender offers and consent solicitation and repaying a portion of the borrowings under Southwestern Energy’s credit agreement. The words “believe,” “expect,” “anticipate,” “plan,” “predict,” “intend,” “seek,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, Southwestern

Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to COVID-19 or other public health crises and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the SEC that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

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